File No. 70-7888

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549

                        POST-EFFECTIVE AMENDMENT NO. 7

                                      TO

                                   FORM U-1

                          APPLICATION OR DECLARATION

                                     UNDER

                THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935


      Allegheny Power System, Inc.              Monongahela Power Company
      Tower Forty Nine                          1310 Fairmont Avenue
      12 East 49th Street                       Fairmont, WV  26554
      New York, NY  10017

      Allegheny Power Service Corporation       The Potomac Edison Company
      800 Cabin Hill Drive                      10435 Downsville Pike
      Greensburg, PA  15601                     Hagerstown, MD  21740

      Allegheny Generating Company              West Penn Power Company
      Tower Forty Nine                          800 Cabin Hill Drive
      12 East 49th Street                       Greensburg, PA  15601
      New York, NY  10017


            (Name of company or companies filing this statement
             and addresses of principal executive offices)


                         Allegheny Power System, Inc.


            (Name of top registered holding company parent of
             each applicant or declarant)


                        Nancy H. Gormley, Esquire
                        Vice President
                        Allegheny Power System, Inc.
                        Tower Forty Nine
                        12 East 49th Street
                        New York, NY  10017


            (Name and address of agent for service)

      Applicants hereby amend their Application or Declaration on Form U-1 as follows:

      1. Applicants hereby amend Item 6. Exhibits and Financial Statements, by adding the following:

            (a)   Exhibits

                  G                 Financial Data Schedules


            (b)   Financial Statements as of June 30, 1995

                  1-A(i)            Balance sheets of Monongahela per books
                                    and pro forma.

                  2-A(i) Balance sheets of Potomac Edison per books and pro forma.

                  3-A(i) Balance sheets of West Penn per books and pro forma.

                  4-A(i) Allegheny and subsidiaries consolidated balance sheet, per books and pro forma.

                  5-A(i)            Balance sheets of AGC per books and pro
                                    forma.

                  1-B(i) Statements of income of Monongahela per books and pro forma, and earned surplus.

                  2-B(i) Statements of income of Potomac Edison per books and pro forma, and earned surplus.

                  3-B(i) Statements of income of West Penn per books and pro forma, and earned surplus.

                  4-B(i) Allegheny and subsidiaries consolidated statements of income, per books and pro forma, and earned surplus.

                  5-B(i) Statements of income of AGC per books and pro forma, and earned surplus.

                                   SIGNATURE


            Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned Applicants have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.

                                          ALLEGHENY POWER SYSTEM, INC.
                                          ALLEGHENY POWER SERVICE CORPORATION
                                          ALLEGHENY GENERATING COMPANY
                                          MONONGAHELA POWER COMPANY
                                          THE POTOMAC EDISON COMPANY
                                          WEST PENN POWER COMPANY


                                          By        NANCY H. GORMLEY
                                                    Nancy H. Gormley
                                                        Counsel

Dated:  September 29, 1995
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